State of Delaware
Secretary of State
Division of Corporations
Delivered 11:28 AM 07/07/2006
FILED 11:28 AM 07/07/2006
SRV 060648237 - 4187144 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

INDIGO-ENERGY PARTNERS, LP

This Certificate of Limited Partnership of **INDIGO-ENERGY PARTNERS, LP** is being executed and filed by the undersigned General Partner to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Sec. 17-101, et seq.).

Article One

The name of the limited partnership formed hereby is **INDIGO-ENERGY PARTNERS, LP**

Article Two

The address of the registered office of the Partnership in the State of Delaware is 3500 South Dupont Highway, Dover, Delaware, 19901 and the name of the registered agent for service of process on the Partnership in the State of Delaware is W/K Incorporating Services, Inc.

Article Three

The name and business address of the General Partner of the Partnership is:

NAME:	BUSINESS ADDRESS:
INDIGO ENERGY INC.	13350 Random Hills Road Suite 800 Fairfax, Virginia 22030

IN WITNESS WHEREOF, this certificate has been subscribed to this 7th day of July, 2006 by the undersigned who affirms that the statements made herein are true under penalties of perjury.

By: /s/ David J. Larson
David J. Larson
President of the General Partner
INDIGO-ENERGY INC.